UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2013

ONYX PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-28298	94-3154463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

249 East Grand Avenue South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 266-0000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 24, 2013, Onyx Pharmaceuticals, Inc., a Delaware corporation (the “Company”) delivered a notice (the “Notice”) to the Trustee (as defined below) and the holders of the Company’s outstanding 4.00% Convertible Senior Notes due 2016 Notes of an anticipated Make-Whole Fundamental Change (as defined in the First Supplemental Indenture, dated August 12, 2009, by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”)). A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated into this report by reference.

Additional Information about the Offer and the Merger and Where to Find It

This filing and the attached exhibit are neither an offer to buy nor a solicitation of an offer to sell any securities, including the Notes (as defined in the Notice). Amgen Inc. and Arena Acquisition Company have filed a tender offer statement on Schedule TO with the Securities and Exchange Commission, and Onyx Pharmaceuticals, Inc. has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer (as defined in the Notice). Onyx Pharmaceuticals, Inc. stockholders and other investors should read the tender offer statement (including the offer to purchase, related letter of transmittal and other Offer documents) and the solicitation/recommendation statement carefully because they contain important information, including the terms and conditions of the Offer. Onyx Pharmaceuticals, Inc. stockholders and other investors will be able to obtain copies of these materials without charge from the SEC through the SEC’s website at www.sec.gov, from Onyx Pharmaceuticals, Inc. (with respect to documents filed by Onyx Pharmaceuticals, Inc. with the SEC), or from Amgen Inc. (with respect to documents filed by Amgen Inc. and Arena Acquisition Company). Stockholders and other investors are urged to read carefully those materials prior to making any decisions with respect to the Offer or the Notes.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the documents that the Company has filed with the SEC that are incorporated by reference in this Current Report on Form 8-K may contain, in addition to historical information, certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company has identified some of these forward-looking statements with words like “believe,” “may,” “could,” “would,” “might,” “possible,” “will,” “should,” “expect,” “intend,” “plan,” “anticipate,” or “continue,” the negative of these words, other terms of similar meaning or the use of future dates. Forward-looking statements in this Current Report on Form 8-K and the documents that the Company has filed with the SEC that are incorporated by reference in this Current Report on Form 8-K include without limitation statements regarding planned completion of the Offer and the Merger (as defined in the Notice). These statements are subject to risks and uncertainties that could cause actual results and events to differ materially from those anticipated, including, but not limited to, risks and uncertainties related to: uncertainties as to the timing of the transaction; uncertainties as to the percentage of Onyx stockholders tendering their shares in the offer; the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; the risk that stockholder litigation in connection with the transaction may result in significant costs of defense, indemnification and liability; Nexavar® (sorafenib) tablets, Kyprolis® (carfilzomib) for Injection and Stivarga® (regorafenib) tablets being the only approved products from which the Company may obtain revenue; competition; failures or delays in the Company’s clinical trials or the regulatory process; dependence on the Company’s collaborative relationship with Bayer; supply of Nexavar, Stivarga or Kyprolis; market acceptance and the rate of adoption of Nexavar, Stivarga and Kyprolis; pharmaceutical pricing and reimbursement pressures; serious adverse side effects, if they are associated with Nexavar, Stivarga or Kyprolis; government regulation; possible failure to realize the anticipated benefits of business acquisitions or strategic investments; protection of the Company’s intellectual property; product liability risks; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as the tender offer documents filed by Amgen Inc. and Arena Acquisition Company, and the Solicitation/Recommendation Statement filed by the Company. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. All forward-looking statements in this Current Report on Form 8-K and the documents that the Company has filed with the SEC that are incorporated by reference in this Current Report on Form 8-K are qualified in their entirety by this cautionary statement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Notice of Anticipated Make-Whole Fundamental Change, dated as of September 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as of September 24, 2013

ONYX PHARMACEUTICALS, INC.

By:	/s/ Matthew K. Fust
Name:	Matthew K. Fust
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice of Anticipated Make-Whole Fundamental Change, dated as of September 24, 2013.